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Allied Capital Advisers, Inc.
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
June 30, 1996

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
                                                       For the Three Months Ended               For the Six Months Ended
                                                                June 30,                                June 30,
                                                      ----------------------------            ------------------------------
                                                           1996           1995                   1996               1995
                                                      ----------------------------            ------------------------------
Primary Earnings Per Common Share:

    Net Income                                           $788,000        $611,000             $1,520,000          $1,134,000
                                                      ============================        ====================================

    Weighted average of common
        shares outstanding                              8,990,349       8,903,792              8,990,349           8,879,177

    Weighted average of common
        shares issuable on exercise
        of outstanding stock options                      918,872         691,122                875,282             650,729
                                                      ----------------------------        ------------------------------------

    Weighted average of common
        shares outstanding, as adjusted                 9,909,221       9,594,914              9,865,631           9,529,906
                                                      ============================        ====================================

    Net Income per share                                    $0.08           $0.06                  $0.15               $0.12
                                                      ============================        ====================================


Fully Diluted Earnings Per Common Share:

    Net Income                                           $788,000        $611,000             $1,520,000          $1,134,000
                                                      ============================        ====================================

    Weighted average common
        shares and common share
        equivalents as computed for
        primary earnings per share                      9,909,221       9,594,914              9,865,631           9,529,906

    Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                       19,905          99,374                 63,495             149,955
                                                      ----------------------------        ------------------------------------

    Weighted average of common
        shares outstanding, as adjusted                 9,929,126       9,694,288              9,929,126           9,679,861
                                                      ============================        ====================================

    Net Income assuming full dilution                       $0.08           $0.06                  $0.15               $0.12
                                                      ============================        ====================================
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